UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2019
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
225 Bush Street, Suite 1400
San Francisco, California 94104
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
595 Market Street, 29th Floor
San Francisco, California 94105
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.
On August 7, 2019, Sunrun Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2019. In the press release, the Company also announced that it would be holding a conference call on August 7, 2019 to discuss its financial results for the quarter ended June 30, 2019. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(b) and (c)
On August 2, 2019, the Board of Directors of the Company approved the appointment of Ms. Michelle Philpot as the Company’s Chief Accounting Officer effective immediately. In this role, she will serve as the Company’s principal accounting officer. Mr. Bob Komin, the Company’s Chief Financial Officer, served as principal accounting officer through the date of Ms. Philpot’s appointment and will continue to serve as the Company’s principal financial officer.
Ms. Philpot joined us as our VP of Finance in December 2013, and served as our VP, Corporate Controller from December 2014 to August 2019, until becoming our Chief Accounting Officer. Previously, Ms. Philpot held senior management roles at several public companies. She has extensive experience managing large and complex accounting departments and with acquisitions, divestitures, and public offerings. She started her career with PriceWaterhouseCoopers. Ms. Philpot is a Certified Public Accountant with a B.B.A. with an Accountancy concentration from California State University, Sacramento and is 53 years old.
There are no family relationships between Ms. Philpot and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Philpot has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with her appointment, Ms. Philpot will enter into the Company’s standard indemnification agreement and participate in the Company’s Key Employee Change in Control and Severance Plan, which has previously been filed with the SEC.

Item 8.01 Other Events.
Disclosure Channels to Disseminate Information
The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s investor relations website (http://investors.sunrun.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Sunrun Inc. dated August 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele General Counsel

Date: August 7, 2019